----------------------------------------
CUSIP No. 353469  10  9
----------------------------------------

                                    EXHIBIT 1

     AGREEMENT dated as of February 6, 2003, by and among Donald A. Yacktman ("Yacktman"), The Yacktman Funds, Inc., a Maryland corporation (the Yacktman Funds") and Yacktman Asset Management Co., an Illinois corporation ("Yacktman Asset Management").

     WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     Yacktman, Yacktman Funds and Yacktman Asset Management hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement on Schedule 13G relating to their ownership of the Common Stock of Franklin Covey Co. and hereby further agree that said Statement shall be filed on behalf of each of Yacktman, Yacktman Funds and Yacktman Asset Management. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Franklin Covey Co.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        /s/ Donald A. Yacktman
                                        ----------------------------------------
                                        Donald A. Yacktman

                                        THE YACKTMAN FUNDS, INC.


                                        By: /s/ Donald A. Yacktman
                                           -------------------------------------
                                            Donald A. Yacktman
                                            President

                                        YACKTMAN ASSET MANAGEMENT CO.


                                        By: /s/ Donald A. Yacktman
                                           -------------------------------------
                                            Donald A. Yacktman
                                            President


                               Page 7 of 7 Pages